Exhibit 10.2

EXECUTION VERSION

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this "Termination Agreement"), is entered into as of February 14, 2025, by and among BGTF LT Aggregator LP ("Brookfield"), LanzaTech NZ, Inc., a Delaware corporation (the "Company"), LanzaTech, Inc., a Delaware corporation (the "Guarantor"), and LanzaTech Global, Inc., a Delaware corporation (f/k/a AMCI Acquisition Corp. II) (the "De-SPAC Issuer" and, together with the Company, "LanzaTech"). Brookfield, the Company, the Guarantor and the De-SPAC Issuer are each referred to in this Termination Agreement individually as a "Party" and collectively as the "Parties".

WHEREAS, Brookfield, the Company and, solely for purposes of Section 2(e) and Section 4(i) thereof, the Guarantor, entered into a Simple Agreement for Future Equity dated October 2, 2022 (as amended, modified or supplemented, the "Antecedent Debt");

WHEREAS, the De-SPAC Issuer assumed all obligations of the Company under the Antecedent Debt pursuant to Section 4(c) of the Agreement and Plan of Merger, dated as of March 8, 2022, by and among the De-SPAC Issuer, AMCI Merger Sub, Inc. and the Company;

WHEREAS, effective as of the date hereof and concurrently with the execution by the Parties of that certain Loan Agreement (the "Loan Agreement"), the Parties desire to terminate the Antecedent Debt, on the terms and subject to the conditions set forth in this Termination Agreement.

NOW, THEREFORE, for and in consideration of the promises, mutual covenants, releases, and agreements herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Termination.

(a) The parties hereby terminate the Antecedent Debt. The parties hereby acknowledge that the Antecedent Debt shall be of no further force or effect, and that all rights and obligations of the parties thereunder are hereby terminated, subject to Section 1(b) hereof.

(b) If the Loan Agreement is deemed invalid or unenforceable, for any reason, or if any payment at any time made to Brookfield on account of any amount owing under the Loan Agreement is ever avoided, rescinded, set aside or must otherwise be returned or repaid by Brookfield (any such payment, a "Loan Payment"), whether in bankruptcy, reorganization, insolvency or similar proceedings involving LanzaTech or otherwise, then the Antecedent Debt shall immediately be reinstated with respect to the amount of the Loan Payment with full force and effect, without need for any action by any person, and shall be enforceable against LanzaTech and the Guarantor and their successors and permitted assigns.

2. Representations of the Parties.

(a) Each Party hereto represents that this Termination Agreement is fully binding and enforceable against such Party.

(b) Each Party represents that it has the full power and authority to execute and deliver this Termination Agreement and to do or take such actions as necessary or appropriate in order to effectuate this Termination Agreement.

3. Further Assurances. Without further consideration, each Party hereby agrees to execute and deliver all such instruments and to take such action as reasonably requested by the other Party to effectuate fully the transactions contemplated by and the purposes of this Termination Agreement.

4. Governing Law. This Termination Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, notwithstanding its conflict of laws principles or any other rule, regulation or principle that would result in the application of any other state's law.

5. Entire Agreement. This Termination Agreement and the Loan Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings.

6. Modifications. No part or provision of this Termination Agreement may be changed, modified, waived, discharged or terminated except by mutual written agreement of all of the parties hereto.

7. Successors and Assigns. This Termination Agreement shall inure to the benefit of and bind each of the parties and their respective successors and assigns.

8. Counterparts. This Termination Agreement may be executed in counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument. This Termination Agreement may be executed and delivered by facsimile. Any facsimile signatures shall have the same legal effect as manual signatures.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

BGTF LT AGGREGATOR LP
By
BGTF BERMUDA GP LIMITED, its general partner

By: /s/ James Bodi
Name: James Bodi
Title: Director

LANZATECH NZ, INC.

By: /s/ Jennifer Holmgren
Name: Jennifer Holmgren
Title: CEO

LANZATECH, INC.

By: /s/ Jennifer Holmgren
Name: Jennifer Holmgren
Title: CEO

LANZATECH GLOBAL, INC.

By: /s/ Jennifer Holmgren
Name: Jennifer Holmgren
Title: CEO